Exhibit 99.1

News Release

CONTACT:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424	May 29, 2014
Larry Magnesen (Media)
(513) 534-8055

Fifth Third Bancorp Announces Expected Impact of Vantiv Share Sale

Cincinnati –Vantiv, Inc. (NYSE: VNTV) recently conducted a secondary offering of 5.78 million shares of Class A Common Stock being sold on behalf of Fifth Third (Nasdaq: FITB). The sale will result in an approximate 12 percent reduction in our ownership position in Vantiv (excluding the warrant noted below). Our purpose in the sale is to continue the process of monetizing the remaining portion of our stake in Vantiv in a considered, orderly fashion over time.

Upon the settlement of this transaction, we would expect to recognize a pre-tax gain of approximately $125 million (approximately $81 million after-tax) during the second quarter of 2014. Following the settlement, Fifth Third would continue to hold approximately 43 million Class B units of Vantiv Holding, LLC, which may be exchanged for Class A common stock of Vantiv, Inc. on a one-for-one basis, as well as a warrant that is exercisable and exchangeable into Vantiv Inc. Class A Common Stock. These securities are subject to certain terms and restrictions. Fifth Third would have a remaining economic interest of approximately 22.8 percent of Vantiv’s future earnings. Our interest is accounted for under the equity method, and these earnings would be reduced reflecting the reduction in our ownership position as a result of the sale. Prior to this transaction, the carrying value of Fifth Third’s investment in Vantiv Holding, LLC was $437 million as of March 31, 2014.

As previously announced on March 26, 2014, under our current capital plan, as to which the Federal Reserve provided a non-objection in its 2014 Comprehensive Capital Analysis and Review process, we may provide for the repurchase of shares of Fifth Third common stock in an amount up to any after-tax gains realized by Fifth Third from the sale of Vantiv shares.

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv, LLC; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

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